Exhibit 11

                      CONAGRA, INC. AND SUBSIDIARIES

                      Computation of Income Per Share

                 (In millions, except per share amounts)



                                          Fiscal Year Ended
                                       Fifty-two/Fifty Three Weeks
                     							  May 26,		 May 31,		 May 30,		 May 29,	  May 28,
								                       1991      1992      1993     	1994      1995


Computation of income per
common and and common
equivalent share:
	Income before cumulative
   effect of change in
   accounting principle    			$332.0	  	$372.4		 	$391.5	  	$437.1   	$495.6
	Less preferred dividends		     19.5		    24.5		    24.0		    24.0	     24.0
	Income available to common
   stock before cumulative
   effect of change
 		in accounting principle			  312.5		   347.9		   367.5		   413.1  	  471.6
	Cumulative effect of change
   in accounting principle			    -		       -			   (121.2)		    -	        -
	Income available to common
   stock	                   		$312.5	  	$347.9 			$246.3  		$413.1   	$471.6


Weighted average common
 shares outstanding -
ConAgra		                				  201.5		   227.9			  230.3 		  226.7	    226.5
   Add shares applicable to
     stock options using
  		 average market price -
     ConAgra			                  3.8		     4.0		     2.7		     1.8	      2.5

  	Add Golden Valley common
     and common	equivalent
     shares -
     ConAgra equivalent*		      15.3	      -			      -         -         -
Average common and common
equivalent shares
outstanding				                220.6		   231.9			  233.0	 	  228.5	    229.0


Income per common and common
equivalent share:
	Before cumulative effect of
   change in accounting
   principle				              $  1.42	  $  1.50		 $  1.58		 $  1.81	  $  2.06
	Cumulative effect of
   change in
 		accounting principle	         -         - 		     (0.52)	    - 	       -
	Net Income			          			   $  1.42	  $  1.50		 $  1.06	 	$  1.81	  $  2.06

Computation of income
per common share
assuming full dilution:
 Income available to
   common stock before
   cumulative effect of
   change in accounting
   principle		                $312.5	  	$347.9			 $367.5		 	$413.1	   $471.6
	Add dividends on
   convertible preferred
   stock		                      19.5		    24.5		    24.0		    24.0	     24.0
	Net income available to
   common stock before
 		cumulative effect of
   change in accounting
   principle	assuming
   full dilution				           332.0	 	  372.4			  391.5	 	  437.1	    495.6
	Cumulative effect of
   change in accounting
   principle	                    -		       -		  	 (121.2)		    -         -
 Net income applicable
   to common stock	assuming
   full dilution			          	$332.0  		$372.4		 	$270.3	 		$437.1	   $495.6




Exhibit 11 (Continued)

                           CONAGRA, INC. AND SUBSIDIARIES

                           Computation of Income Per Share

                       (In millions, except per share amounts)





		                                          Fiscal Year Ended
                                      Fifty-two/Fifty-Three Weeks
                     							May 26,		 May 31,		 May 30,		 May 29,	  May 28,
                     							 1991      1992  		  1993  		  1994   	  1995

Weighted average common
shares outstanding -
ConAgra				              		  201.5 		  227.9		   230.3		 226.7       226.5
	Add shares assumed
   issued for convertible
 		preferred stock -
   ConAgra			            	    11.7		    14.8		    14.7		  14.6	       14.6
	Add shares applicable to
   stock options using
 		the period-end market
   price if higher than
 		average market price -
   ConAgra			                  3.8		     4.0			    2.8		   1.9	        3.1
	Add Golden Valley common
   and common equivalent
   shares -
   ConAgra equivalent*		      15.3	      -			      -		     -	          -
Average common and common
equivalent shares
assuming full dilution		     232.3		   246.7			  247.8	  243.2	      244.2

Income per common share
assuming full dilution:
 	Before cumulative effect
  of change in accounting
  principle				            $   1.43	  $  1.51		 $  1.58	$ 	1.80	   $   2.03
	Cumulative effect of
  change in accounting
		principle					               - 	       - 		     (0.49)   - 	         -
	Net Income	       					   $   1.43	  $  1.51 		$  1.09 $  1.80	   $   2.03


*	ConAgra share equivalent, at the exchange ratio of .8514 of a share of ConAgra common stock for each share of Golden Valley common stock, to reflect the pooling of interests.